Exhibit 99.1
VERITEX HOLDINGS, INC. REPORTS THIRD QUARTER 2024 OPERATING RESULTS

Dallas, TX — October 22, 2024 —Veritex Holdings, Inc. (“Veritex”, the “Company”, “we” or “our”) (Nasdaq: VBTX), the holding company for Veritex Community Bank, today announced the results for the quarter ended September 30, 2024.
“We are pleased to announce both our third quarter results and updates on our balance sheet transformation over the past 2 years,” said C. Malcolm Holland, III, the Company’s Chairman and Chief Executive Officer. “My team has remained focused on growing granular, attractively priced deposits, increasing capital, managing concentrations and reducing credit risk exposure all while continuing to grow a fortress balance sheet through full relationship banking. I could not be more proud of our team of nearly 900 employees who embraced the challenges we set forth back in 2022 and each day going forward.”

	Quarter to Date		Year to Date
Financial Highlights	Q3 2024	Q2 2024	Q3 2024	Q3 2023
	(Dollars in thousands, except per share data) (unaudited)
GAAP
Net income	$31,001	$27,202	$82,359	$104,762
Diluted EPS	0.56	0.50	1.50	1.92
Book value per common share	29.53	28.49	29.53	27.46
Return on average assets[1]	0.96%	0.87%	0.87%	1.14%
Return on average equity[1]	7.79	7.10	7.08	9.35
Net interest margin	3.30	3.29	3.28	3.55
Efficiency ratio	61.94	59.11	61.15	50.88
Non-GAAP[2]
Operating earnings	$32,181	$28,310	$89,628	$110,489
Diluted operating EPS	0.59	0.52	1.63	2.02
Tangible book value per common share	21.72	20.62	21.72	19.44
Pre-tax, pre-provision operating earnings	44,555	44,420	132,631	174,523
Pre-tax, pre-provision operating return on average assets[1]	1.38%	1.42%	1.41%	1.90%
Pre-tax, pre-provision operating return on average loans[1]	1.83	1.83	1.83	2.43
Operating return on average assets[1]	1.00	0.91	0.95	1.20
Return on average tangible common equity[1]	11.33	10.54	10.48	13.95
Operating return on average tangible common equity[1]	11.74	10.94	11.34	14.68
Operating efficiency ratio	60.63	58.41	59.28	49.53
1 Annualized ratio.
2 Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of these non-generally accepted accounting principles (“GAAP”) financial measures to their most directly comparable GAAP measures.

Other Third Quarter Financial, Credit and Company Highlights

•Return on average assets (“ROAA”) increased 9 bps compared to June 30, 2024;
•7.2% linked quarter revenue growth;
•Nonperforming assets (“NPAs”) decreased 13 bps from the prior quarter to 0.52% of total assets;
•Total deposits grew $311.2 million, or 11.60% annualized, compared to June 30, 2024;
•Common equity tier 1 capital grew 37 bps from the prior quarter to 10.86%;
•Net interest margin (“NIM”) expanded to 3.30%;
•Loan to deposit ratio, excluding mortgage warehouse loans, decreased to 81.9% as of September 30, 2024, compared to 85.9% as of June 30, 2024 and 90.7% as of September 30, 2023;
•Tangible book value per common share increased to $21.72;
•Allowance for credit losses (“ACL”) to total loans held for investment (“LHI”) increased to 1.21%, compared to 1.16% as of June 30, 2024 and 1.14% as of September 30, 2023; and
•Declared quarterly cash dividend of $0.20 per share of outstanding common stock payable on November 22, 2024.

Results of Operations for the Three Months Ended September 30, 2024
Net Interest Income
For the three months ended September 30, 2024, net interest income before provision for credit losses was $100.1 million and NIM was 3.30% compared to $96.2 million and 3.29%, respectively, for the three months ended June 30, 2024. The approximately $3.8 million increase, or 4.0%, in net interest income before provision for credit losses was primarily due to a $4.8 million increase in interest income on deposits in financial institutions and fed funds sold, a $1.4 million decrease in interest expense on advances from the Federal Home Loan Bank (“FHLB”), a $422 thousand increase in interest income on debt securities and a $282 thousand increase in interest income on loans. The increase was partially offset by a $1.6 million increase in interest expense on transactions and savings deposits and a $1.4 million increase in interest expense on certificates and other time deposits, during the three months ended September 30, 2024. NIM increased 1 basis point compared to the three months ended June 30, 2024, primarily due to a decrease in funding costs on deposits during the three months ended September 30, 2024, partially offset by a decrease in loan yields and average balances.
Compared to the three months ended September 30, 2023, net interest income before provision for credit losses for the three months ended September 30, 2024 increased by $701 thousand, or 0.7%. The increase was primarily due to a $8.5 million decrease in interest expense on advances from the FHLB, a $5.4 million increase in interest income on deposits in financial institutions and fed funds sold and a $4.9 million increase in interest income on debt securities. The increase was partially offset by a $10.1 million increase in interest expense on certificates and other time deposits, a $7.3 million increase in interest expense on transaction and savings deposits and a $690 thousand decrease in interest income on equity securities and other investments. Compared to the three months ended September 30, 2023, NIM decreased 16 bps from 3.46% for the three months ended September 30, 2024. The decrease was primarily due to the increase in funding costs on deposits during the three months ended September 30, 2024, partially offset by an increase in loan yields and an increase in average balances and yields on debt securities.

Noninterest Income
Noninterest income for the three months ended September 30, 2024 was $13.1 million, an increase of $2.5 million, or 23.9%, compared to the three months ended June 30, 2024. The increase was primarily due to a $1.6 million increase in other income, driven by a $1.2 million increase in other real estate owned (“OREO”) income, a $1.1 million increase in loan fees and a $468 thousand increase in service charges and fees on deposits for the three months ended September 30, 2024. The increase was partially offset by a $540 thousand decrease in government guaranteed loan income.
Compared to the three months ended September 30, 2023, noninterest income for the three months ended September 30, 2024 increased by $3.4 million, or 35.5%. The increase was primarily due to a $2.2 million increase in other income, driven by a $1.2 million increase in OREO income, a $1.7 million increase in loan fees and a $283 thousand increase in service charges and fees on deposit accounts. The increase was partially offset by a $1.0 million decrease in government guaranteed loan income, primarily driven by a decrease in the Company’s USDA sales.
Noninterest Expense
Noninterest expense was $70.1 million for the three months ended September 30, 2024, compared to $63.1 million for the three months ended June 30, 2024, an increase of $7.0 million, or 11.0%. The increase was primarily due to a $4.6 million increase in salaries and employee benefits primarily due to an increase in incentive accruals to 80% of target payout, a $1.9 million increase in other noninterest expense primarily driven by OREO expenses, a $805 thousand increase in marketing expenses and a $204 thousand increase in occupancy and equipment expense. The increase is partially offset by a decrease of $714 thousand in professional and regulatory fees compared to the three months ended June 30, 2024.
Compared to the three months ended September 30, 2023, noninterest expense for the three months ended September 30, 2024 increased by $10.7 million, or 18.0%. The increase was primarily due to a $6.4 million increase in salaries and employee benefits primarily due to the increase in incentive accruals aforementioned, a $5.6 million increase in other noninterest expense, a $727 thousand increase data processing and software expense, and a $428 thousand increase in marketing expenses. The increase was partially offset by a $2.4 million decrease in professional and regulatory fees compared to the three months ended September 30, 2023.

Financial Condition
Total LHI was $9.03 billion at September 30, 2024, a decrease of $180.5 million compared to June 30, 2024.
Total deposits were $11.04 billion at September 30, 2024, an increase of $311.2 million, or 11.6% linked quarter annualized. The increase was primarily the result of an increase of $227.2 million in noninterest bearing deposits and an increase of $225.3 million in interest-bearing transaction and savings deposits. The increase was partially offset by a decrease of $118.7 million in certificates and other time deposits and a decrease of $22.6 million in correspondent money market accounts.

Credit Quality
NPAs totaled $67.3 million, or 0.52% of total assets, of which $58.3 million represents LHI and $9.0 million represents OREO at September 30, 2024, compared to $83.0 million, or 0.65% of total assets, at June 30, 2024. The Company had net charge-offs of $269 thousand for the three months ended September 30, 2024. Annualized net charge-offs to average loans outstanding were 1bp, for the three months ended September 30, 2024, compared to 28 bps and 8 bps for the three months ended June 30, 2024 and September 30, 2023, respectively.
ACL as a percentage of LHI was 1.21%, 1.16% and 1.14% at September 30, 2024, June 30, 2024 and September 30, 2023, respectively. The Company recorded a provision for credit losses of $4.0 million, $8.3 million and $8.6 million for the three months ended September 30, 2024, June 30, 2024 and September 30, 2023, respectively. The recorded provision for credit losses for the three months ended September 30, 2024, compared to the three months ended June 30, 2024, was primarily attributable to an increase in general reserves as a result of changes in economic factors which now represents 97% of the total ACL as a percentage of LHI. The balance for unfunded commitments for the three months ended September 30, 2024 remained relatively stable compared to the three months ended June 30, 2024 and recorded no benefit or provision for unfunded commitments for the three months ended September 30, 2024. The Company recorded no benefit or provision for unfunded commitments for the three months ended June 30, 2024 and a $909 thousand benefit for unfunded commitments for the three months ended September 30, 2023.

Income Tax
Income tax expense for the three months ended September 30, 2024 totaled $8.1 million, a decrease of $154 thousand, or 1.9%, compared to the three months ended June 30, 2024. The Company’s effective tax rate was approximately 20.6% for the three months ended September 30, 2024. The decrease was primarily due a $941 thousand change in the Company’s valuation allowance slightly offset by a return to provision of $224 thousand and a net discrete tax expense of $501 thousand associated with the recognition of an excess tax expense realized on share-based payment awards.
Dividend Information

After the close of the market on Tuesday, October 22, 2024, Veritex’s Board of Directors declared a quarterly cash dividend of $0.20 per share on its outstanding shares of common stock. The dividend will be paid on or after November 22, 2024 to stockholders of record as of the close of business on November 8, 2024.

Non-GAAP Financial Measures
Veritex’s management uses certain non-GAAP (U.S. generally accepted accounting principles) financial measures to evaluate its operating performance and provide information that is important to investors. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. Specifically, Veritex reviews and reports tangible book value per common share of the Company; operating earnings; tangible common equity to tangible assets; return on average tangible common equity; pre-tax, pre-provision operating earnings; pre-tax, pre-provision operating return on average assets; pre-tax, pre-provision operating return on average loans; diluted operating earnings per share; operating return on average assets; operating return on average tangible common equity; and operating efficiency ratio. Veritex has included in this earnings release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to “Reconciliation of Non-GAAP Financial Measures” after the financial highlights at the end of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call
The Company will host an investor conference call and webcast to review the results on Wednesday, October 23, 2024, at 8:30 a.m. Central Time. Participants may pre-register for the call by visiting http://edge.media-server.com/mmc/p/99msavdf and will receive a unique PIN, which can be used when dialing in for the call.

Participants may also register via teleconference: https://register.vevent.com/register/BI8a41df4f3f824d2888f9cf9a3e02c9b8. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are instructed to dial-in 15 minutes prior to the start time.

A replay will be available within approximately two hours after the completion of the call, and made accessible for one week thereafter. You may access the replay via webcast through the investor relations section of Veritex’s website.

About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.

Media and Investor Relations:
investorrelations@veritexbank.com
Forward-Looking Statements
This earnings release includes “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors, which change over time and are beyond our control, that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the expected payment of Veritex Holdings, Inc.’s (“Veritex”) quarterly cash dividend; the impact of certain changes in Veritex’s accounting policies, standards and interpretations; turmoil in the banking industry, responsive measures to mitigate and manage such turmoil and related supervisory and regulatory actions and costs; and Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “seeks,” “targets,” “outlooks,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2023 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to supplement, update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this earnings release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Quarter Ended					For the Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
	(Dollars and shares in thousands, except per share data)
Per Share Data (Common Stock):
Basic EPS	$0.57	$0.50	$0.44	$0.06	$0.60	$1.51	$1.93
Diluted EPS	0.56	0.50	0.44	0.06	0.60	1.50	1.92
Book value per common share	29.53	28.49	28.23	28.18	27.46	29.53	27.46
Tangible book value per common share[1]	21.72	20.62	20.33	20.21	19.44	21.72	19.44
Dividends paid per common share outstanding[2]	0.20	0.20	0.20	0.20	0.20	0.60	0.60

Common Stock Data:
Shares outstanding at period end	54,446	54,350	54,496	54,338	54,305	54,446	54,305
Weighted average basic shares outstanding for the period	54,409	54,457	54,444	54,327	54,300	54,437	54,233
Weighted average diluted shares outstanding for the period	54,932	54,823	54,842	54,691	54,597	54,866	54,563

Summary of Credit Ratios:
ACL to total LHI	1.21%	1.16%	1.15%	1.14%	1.14%	1.21%	1.14%
NPAs to total assets	0.52	0.65	0.82	0.77	0.65	0.52	0.65
NPAs to total loans and OREO	0.70	0.85	1.06	0.99	0.83	0.70	0.83
Net charge-offs to average loans outstanding[3]	0.01	0.28	0.22	0.39	0.08	0.17	0.20

Summary Performance Ratios:
Return on average assets[3]	0.96%	0.87%	0.79%	0.11%	1.06%	0.87%	1.14%
Return on average equity[3]	7.79	7.10	6.33	0.92	8.58	7.08	9.35
Return on average tangible common equity[1,3]	11.33	10.54	9.52	2.00	12.80	10.48	13.95
Efficiency ratio	61.94	59.11	62.45	77.49	54.49	61.15	50.88
Net interest margin	3.30	3.29	3.24	3.31	3.46	3.28	3.55

Selected Performance Metrics - Operating:
Diluted operating EPS[1]	$0.59	$0.52	$0.53	$0.58	$0.60	$1.63	$2.02
Pre-tax, pre-provision operating return on average assets[1,3]	1.38%	1.42%	1.42%	1.54%	1.61%	1.41%	1.90%
Pre-tax, pre-provision operating return on average loans[1,3]	1.83	1.83	1.84	1.97	2.05	1.83	2.43
Operating return on average assets[1,3]	1.00	0.91	0.95	1.02	1.06	0.95	1.20
Operating return on average tangible common equity[1,3]	11.74	10.94	11.34	12.37	12.80	11.34	14.68
Operating efficiency ratio[1]	60.63	58.41	58.73	55.50	54.49	59.28	49.53

Veritex Holdings, Inc. Capital Ratios:
Average stockholders' equity to average total assets	12.31%	12.26%	12.43%	12.27%	12.30%	12.33%	12.21%
Tangible common equity to tangible assets[1]	9.37	9.14	9.02	9.18	8.86	9.37	8.86
Tier 1 capital to average assets (leverage)	10.06	10.06	10.12	10.03	10.10	10.06	10.10
Common equity tier 1 capital	10.86	10.49	10.37	10.29	10.11	10.86	10.11
Tier 1 capital to risk-weighted assets	11.13	10.75	10.63	10.56	10.37	11.13	10.37
Total capital to risk-weighted assets	13.91	13.45	13.33	13.18	12.95	13.91	12.95
Risk weighted assets	$11,290,800	$11,450,997	$11,407,446	$11,387,825	$11,617,229	$11,290,800	$11,617,229
1 Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” after the financial highlights for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures.
2 Dividend amount represents dividend paid per common share subsequent to each respective quarter end.
3 Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands)

	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
ASSETS
Cash and cash equivalents	$1,100,790	$651,837	$740,769	$629,063	$713,408
Debt securities, net	1,423,610	1,349,354	1,344,930	1,257,042	1,060,629
Other investments	71,257	75,885	76,788	76,238	80,869

Loans held for sale (“LHFS”)	48,496	57,046	64,762	79,072	41,313
LHI, mortgage warehouse (“MW”)	630,650	568,047	449,531	377,796	390,767
LHI, excluding MW	9,028,575	9,209,094	9,249,551	9,206,544	9,237,447
Total loans	9,707,721	9,834,187	9,763,844	9,663,412	9,669,527
ACL	(117,162)	(113,431)	(112,032)	(109,816)	(109,831)
Bank-owned life insurance	84,776	84,233	85,359	84,833	84,867
Bank premises, furniture and equipment, net	114,202	105,222	105,299	105,727	106,118
Other real estate owned (“OREO”)	9,034	24,256	18,445	—	—
Intangible assets, net of accumulated amortization	32,825	35,817	38,679	41,753	44,294
Goodwill	404,452	404,452	404,452	404,452	404,452
Other assets	211,471	232,518	241,863	241,633	291,998
Total assets	$13,042,976	$12,684,330	$12,708,396	$12,394,337	$12,346,331
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$2,643,894	$2,416,727	$2,349,211	$2,218,036	$2,363,340
Interest-bearing transaction and savings deposits	4,204,708	3,979,454	4,220,114	4,348,385	3,936,070
Certificates and other time deposits	3,625,920	3,744,596	3,486,805	3,191,737	3,403,427
Correspondent money market deposits	561,489	584,067	597,690	580,037	493,681
Total deposits	11,036,011	10,724,844	10,653,820	10,338,195	10,196,518
Accounts payable and other liabilities	168,415	180,585	186,027	195,036	229,116
Advances from FHLB	—	—	100,000	100,000	200,000
Subordinated debentures and subordinated notes	230,536	230,285	230,034	229,783	229,531
Total liabilities	11,434,962	11,135,714	11,169,881	10,863,014	10,855,165
Commitments and contingencies
Stockholders’ equity:
Common stock	613	612	611	610	609
Additional paid-in capital	1,324,929	1,321,995	1,319,144	1,317,516	1,314,459
Retained earnings	493,921	473,801	457,499	444,242	451,513
Accumulated other comprehensive loss	(40,330)	(76,713)	(71,157)	(63,463)	(107,833)
Treasury stock	(171,119)	(171,079)	(167,582)	(167,582)	(167,582)
Total stockholders’ equity	1,608,014	1,548,616	1,538,515	1,531,323	1,491,166
Total liabilities and stockholders’ equity	$13,042,976	$12,684,330	$12,708,396	$12,394,337	$12,346,331

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands, except per share data)

	For the Quarter Ended					For the Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Loans, including fees	$167,261	$166,979	$161,942	$165,443	$167,368	$496,182	$482,802
Debt securities	15,830	15,408	13,695	12,282	10,928	44,933	32,082
Deposits in financial institutions and Fed Funds sold	12,571	7,722	8,050	8,162	7,128	28,343	20,169
Equity securities and other investments	1,001	1,138	900	1,717	1,691	3,039	4,217
Total interest income	196,663	191,247	184,587	187,604	187,115	572,497	539,270
Interest expense:
Transaction and savings deposits	47,208	45,619	46,784	46,225	39,936	139,611	102,750
Certificates and other time deposits	46,230	44,811	40,492	40,165	36,177	131,533	85,244
Advances from FHLB	47	1,468	1,391	2,581	8,523	2,906	38,443
Subordinated debentures and subordinated notes	3,116	3,113	3,114	3,100	3,118	9,343	9,252
Total interest expense	96,601	95,011	91,781	92,071	87,754	283,393	235,689
Net interest income	100,062	96,236	92,806	95,533	99,361	289,104	303,581
Provision for credit losses	4,000	8,250	7,500	9,500	8,627	19,750	33,012
(Benefit) provision for unfunded commitments	—	—	(1,541)	(1,500)	(909)	(1,541)	(541)
Net interest income after provisions	96,062	87,986	86,847	87,533	91,643	270,895	271,110
Noninterest income:
Service charges and fees on deposit accounts	5,442	4,974	4,896	4,800	5,159	15,312	15,448
Loan fees	3,278	2,207	2,510	1,200	1,564	7,995	5,148
Loss on sales of debt securities	—	—	(6,304)	—	—	(6,304)	(5,321)
Government guaranteed loan income, net	780	1,320	2,614	4,378	1,772	4,714	15,604
Equity method investment (loss) income	—	—	—	(29,417)	(136)	—	(1,172)
Customer swap income	271	326	449	258	202	1,046	1,380
Other income	3,335	1,751	2,497	989	1,113	7,583	5,810
Total noninterest income (loss)	13,106	10,578	6,662	(17,792)	9,674	30,346	36,897
Noninterest expense:
Salaries and employee benefits	37,370	32,790	33,365	30,606	30,949	103,525	91,464
Occupancy and equipment	4,789	4,585	4,677	4,670	4,881	14,051	14,681
Professional and regulatory fees	4,903	5,617	6,053	7,626	7,283	16,573	18,540
Data processing and software expense	5,268	5,097	4,856	4,569	4,541	15,221	13,970
Marketing	2,781	1,976	1,546	1,945	2,353	6,303	6,759
Amortization of intangibles	2,438	2,438	2,438	2,438	2,438	7,314	7,401
Telephone and communications	335	365	261	356	362	961	1,195
Other	12,216	10,273	8,920	8,028	6,607	31,409	19,216
Total noninterest expense	70,100	63,141	62,116	60,238	59,414	195,357	173,226
Income before income tax expense	39,068	35,423	31,393	9,503	41,903	105,884	134,781
Income tax expense	8,067	8,221	7,237	6,004	9,282	23,525	30,019
Net income	$31,001	$27,202	$24,156	$3,499	$32,621	$82,359	$104,762

Basic EPS	$0.57	$0.50	$0.44	$0.06	$0.60	$1.51	$1.93
Diluted EPS	$0.56	$0.50	$0.44	$0.06	$0.60	$1.50	$1.92
Weighted average basic shares outstanding	54,409	54,457	54,444	54,327	54,300	54,437	54,233
Weighted average diluted shares outstanding	54,932	54,823	54,842	54,691	54,597	54,866	54,563

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Quarter Ended
	September 30, 2024			June 30, 2024			September 30, 2023
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-earning assets:
Loans[1]	$9,184,182	$159,163	6.89%	$9,344,482	$160,323	6.90%	$9,267,366	$161,615	6.92%
LHI, MW	477,592	8,098	6.75	420,946	6,656	6.36	357,639	5,753	6.38
Debt securities	1,384,835	15,830	4.55	1,352,293	15,408	4.58	1,121,716	10,928	3.87
Interest-bearing deposits in other banks	924,685	12,571	5.41	560,586	7,722	5.54	520,785	7,128	5.43
Equity securities and other investments	75,884	1,001	5.25	78,964	1,138	5.80	135,714	1,691	4.94
Total interest-earning assets	12,047,178	196,663	6.49	11,757,271	191,247	6.54	11,403,220	187,115	6.51
ACL	(115,510)			(115,978)			(105,320)
Noninterest-earning assets	930,250			937,413			961,162
Total assets	$12,861,918			$12,578,706			$12,259,062

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$4,700,196	$47,208	4.00%	$4,570,329	$45,619	4.01%	$4,168,876	$39,936	3.80%
Certificates and other time deposits	3,678,718	46,230	5.00	3,591,035	44,811	5.02	3,151,704	36,177	4.55
Advances from FHLB and Other	3,261	47	5.73	106,648	1,468	5.54	725,543	8,523	4.66
Subordinated debentures and subordinated notes	230,393	3,116	5.38	230,141	3,113	5.44	229,389	3,118	5.39
Total interest-bearing liabilities	8,612,568	96,601	4.46	8,498,153	95,011	4.50	8,275,512	87,754	4.21

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,486,676			2,346,908			2,272,207
Other liabilities	179,273			192,036			203,173
Total liabilities	11,278,517			11,037,097			10,750,892
Stockholders’ equity	1,583,401			1,541,609			1,508,170
Total liabilities and stockholders’ equity	$12,861,918			$12,578,706			$12,259,062

Net interest rate spread[2]			2.03%			2.04%			2.30%
Net interest income and margin[3]		$100,062	3.30%		$96,236	3.29%		$99,361	3.46%

1 Includes average outstanding balances of LHFS of $54.3 million, $58.5 million and $28.3 million for the quarters ended September 30, 2024, June 30, 2024, and September 30, 2023, respectively, and average balances of LHI, excluding MW.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands, except percentages)

	For the Nine Months Ended
	September 30, 2024			September 30, 2023
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1]	$9,270,510	$477,071	6.87%	$9,231,814	$467,101	6.76%
LHI, MW	393,008	19,111	6.50	363,182	15,701	5.78
Debt securities	1,344,190	44,933	4.47	1,168,860	32,082	3.67
Interest-bearing deposits in other banks	692,434	28,343	5.47	527,805	20,169	5.11
Equity securities and other investments	77,035	3,039	5.27	132,895	4,217	4.24
Total interest-earning assets	11,777,177	572,497	6.49	11,424,556	539,270	6.31
ACL	(114,576)			(100,228)
Noninterest-earning assets	930,605			950,369
Total assets	$12,593,206			$12,274,697

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$4,636,889	$139,611	4.02%	$4,079,436	$102,750	3.37%
Certificates and other time deposits	3,518,417	131,533	4.99	2,873,388	85,244	3.97
Advances from FHLB and Other	70,055	2,906	5.54	1,105,592	38,443	4.65
Subordinated debentures and subordinated notes	230,139	9,343	5.42	229,923	9,252	5.38
Total interest-bearing liabilities	8,455,500	283,393	4.48	8,288,339	235,689	3.80

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,396,629			2,305,745
Other liabilities	188,007			182,040
Total liabilities	11,040,136			10,776,124
Stockholders’ equity	1,553,070			1,498,573
Total liabilities and stockholders’ equity	$12,593,206			$12,274,697

Net interest rate spread[2]			2.01%			2.51%
Net interest income and margin[3]		$289,104	3.28%		$303,581	3.55%
1 Includes average outstanding balances of LHFS of $55.5 million and $23.8 million for the nine months ended September 30, 2024 and 2023, respectively, and average balances of LHI, excluding MW.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)
Yield Trend

	For the Quarter Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
Average yield on interest-earning assets:
Loans[1]	6.89%	6.90%	6.83%	6.88%	6.92%
LHI, MW	6.75	6.36	6.27	5.82	6.38
Total Loans	6.89	6.88	6.81	6.85	6.90
Debt securities	4.55	4.58	4.25	4.10	3.87
Interest-bearing deposits in other banks	5.41	5.54	5.54	5.51	5.43
Equity securities and other investments	5.25	5.80	4.75	8.28	4.94
Total interest-earning assets	6.49%	6.54%	6.44%	6.51%	6.51%

Average rate on interest-bearing liabilities:
Interest-bearing demand and savings deposits	4.00%	4.01%	4.06%	4.03%	3.80%
Certificates and other time deposits	5.00	5.02	4.96	4.85	4.55
Advances from FHLB	5.73	5.54	5.54	5.60	4.66
Subordinated debentures and subordinated notes	5.38	5.44	5.45	5.36	5.39
Total interest-bearing liabilities	4.46%	4.50%	4.47%	4.43%	4.21%

Net interest rate spread[2]	2.03%	2.04%	1.97%	2.08%	2.30%
Net interest margin[3]	3.30%	3.29%	3.24%	3.31%	3.46%
1Includes average outstanding balances of LHFS of $54.3 million, $58.5 million, $53.9 million, $31.2 million and $28.3 million for the three months ended September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023, and September 30, 2023, respectively, and average balances of LHI, excluding MW.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

Supplemental Yield Trend

	For the Quarter Ended					For the Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Average cost of interest-bearing deposits	4.44%	4.46%	4.43%	4.38%	4.12%	4.44%	3.62%
Average costs of total deposits, including noninterest-bearing	3.42	3.46	3.42	3.37	3.15	3.43	2.03

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

LHI and Deposit Portfolio Composition

	Sep 30, 2024		Jun 30, 2024		Mar 31, 2024		Dec 31, 2023		Sep 30, 2023
	(Dollars in thousands)
LHI[1]
Commercial and Industrial (“C&I”)	$2,728,544	30.2%	$2,798,260	30.4%	$2,785,987	30.1%	$2,752,063	29.9%	$2,841,024	30.7%
Real Estate:
Owner occupied commercial (“OOCRE”)	807,223	8.9	806,285	8.7	788,376	8.5	794,088	8.6	697,299	7.5
Non-owner occupied commercial (“NOOCRE”)	2,338,094	25.9	2,369,848	25.7	2,352,993	25.5	2,350,725	25.5	2,398,060	26.1
Construction and land	1,436,540	15.8	1,536,580	16.7	1,568,257	16.9	1,734,254	18.8	1,705,053	18.4
Farmland	32,254	0.4	30,512	0.3	30,979	0.3	31,114	0.3	59,684	0.6
1-4 family residential	944,755	10.5	917,402	10.0	969,401	10.5	937,119	10.2	933,225	10.1
Multi-family residential	738,090	8.2	748,740	8.1	751,607	8.1	605,817	6.6	603,395	6.5
Consumer	11,292	0.1	9,245	0.1	8,882	0.1	10,149	0.1	9,845	0.1
Total LHI	$9,036,792	100%	$9,216,872	100%	$9,256,482	100%	$9,215,329	100%	$9,247,585	100%

MW	630,650		568,047		449,531		377,796		390,767

Total LHI[1]	$9,667,442		$9,784,919		$9,706,013		$9,593,125		$9,638,352

Total LHFS	48,496		57,046		64,762		79,072		41,313

Total Loans	$9,715,938		$9,841,965		$9,770,775		$9,672,197		$9,679,665

Deposits
Noninterest-bearing	$2,643,894	24.0%	$2,416,727	22.5%	$2,349,211	22.1%	$2,218,036	21.5%	$2,363,340	23.2%
Interest-bearing transaction	421,059	3.8	523,272	4.9	724,171	6.8	927,193	8.9	739,098	7.2
Money market	3,462,709	31.4	3,268,286	30.5	3,326,742	31.2	3,284,324	31.8	3,096,498	30.4
Savings	320,940	2.9	187,896	1.8	169,201	1.6	136,868	1.3	100,474	1.0
Certificates and other time deposits	3,625,920	32.8	3,744,596	34.9	3,486,805	32.7	3,191,737	30.9	3,403,427	33.4
Correspondent money market accounts	561,489	5.1	584,067	5.4	597,690	5.6	580,037	5.6	493,681	4.8
Total deposits	$11,036,011	100%	$10,724,844	100%	$10,653,820	100%	$10,338,195	100%	$10,196,518	100%

Total Loans to Deposits Ratio	88.0%		91.8%		91.7%		93.6%		94.9%

Total Loans to Deposit Ratio, excluding MW loans and LHFS	81.9%		85.9%		86.9%		89.1%		90.7%

1 Total LHI does not include deferred fees of $8.2 million, $7.8 million, $6.9 million, $8.8 million and $10.1 million at September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023 and September 30, 2023, respectively.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)
Asset Quality

	For the Quarter Ended					For the Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
	(Dollars in thousands)
NPAs:
Nonaccrual loans	$55,335	$58,537	$75,721	$79,133	$65,676	$55,335	$65,676
Nonaccrual PCD loans[1]	70	73	9,419	13,715	13,718	70	13,718
Accruing loans 90 or more days past due[2]	2,860	143	220	2,975	474	2,860	474
Total nonperforming loans held for investment (“NPLs”)	58,265	58,753	85,360	95,823	79,868	58,265	79,868
Other real estate owned	9,034	24,256	18,445	—	—	9,034	—
Total NPAs	$67,299	$83,009	$103,805	$95,823	$79,868	$67,299	$79,868

Charge-offs:
1-4 family residential	$—	$(31)	$—	$(21)	$—	$(31)	$—
Multifamily	—	(198)	—	(192)	—	(198)	—
OOCRE	—	—	(120)	(364)	(375)	(120)	(491)
NOOCRE	—	(1,969)	(4,293)	(5,434)	—	(6,262)	(8,215)
C&I	(2,259)	(5,601)	(946)	(3,893)	(1,929)	(8,806)	(6,520)
Consumer	(54)	(30)	(71)	(33)	(49)	(155)	(203)
Total charge-offs	$(2,313)	$(7,829)	$(5,430)	$(9,937)	$(2,353)	$(15,572)	$(15,429)

Recoveries:
1-4 family residential	$3	$—	$1	$1	$—	$4	$2
OOCRE	—	120	—	—	—	120	—
NOOCRE	—	—	—	—	200	—	350
C&I	1,962	361	96	387	308	2,419	778
Mortgage Warehouse	46	—	—	—	—	46	—
Consumer	33	497	49	34	14	579	66
Total recoveries	$2,044	$978	$146	$422	$522	$3,168	$1,196

Net charge-offs	$(269)	$(6,851)	$(5,284)	$(9,515)	$(1,831)	$(12,404)	$(14,233)

Provision for credit losses	$4,000	$8,250	$7,500	$9,500	$8,627	$19,750	$33,012

ACL	$117,162	$113,431	$112,032	$109,816	$109,831	$117,162	$109,831

Asset Quality Ratios:
NPAs to total assets	0.52%	0.65%	0.82%	0.77%	0.65%	0.52%	0.65%
NPAs, excluding nonaccrual PCD loans, to total assets	0.52	0.65	0.74	0.66	0.44	0.52	0.54
NPAs to total loans and OREO	0.70	0.85	1.06	0.99	0.83	0.70	0.83
NPLs to total LHI	0.60	0.60	0.88	1.00	0.83	0.60	0.83
NPLs, excluding nonaccrual PCD loans, to total LHI	0.60	0.60	0.78	0.86	0.69	0.60	0.69
ACL to total LHI	1.21	1.16	1.15	1.14	1.14	1.21	1.14
ACL to total loans, excluding MW and LHFS	1.30	1.23	1.21	1.19	1.19	1.30	1.19
Net charge-offs to average loans outstanding[3]	0.01	0.28	0.22	0.39	0.08	0.17	0.20
1 Nonaccrual PCD loans consist of PCD loans that transitioned upon adoption of ASC 326 Financial Instruments - Credit Losses and were accounted for on a pooled basis that have subsequently been placed on nonaccrual status.
2 Accruing loans greater than 90 days past due exclude purchase credit deteriorated loans greater than 90 days past due that are accounted for on a pooled basis.
3 Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

We identify certain financial measures discussed in this earnings release as being “non-GAAP financial measures.” In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP, in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios calculated using exclusively either one or both of (i) financial measures calculated in accordance with GAAP and (ii) operating measures or other measures that are not non-GAAP financial measures.

The non-GAAP financial measures that we present in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we present in this earnings release may differ from that of other companies reporting measures with similar names. You should understand how such other financial institutions calculate their financial measures that appear to be similar or have similar names to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Tangible Book Value Per Common Share. Tangible book value is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by number of common shares outstanding. For tangible book value per common share, the most directly comparable financial measure calculated in accordance with GAAP is book value per common share.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	As of
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
	(Dollars in thousands, except per share data)
Tangible Common Equity
Total stockholders' equity	$1,608,014	$1,548,616	$1,538,515	$1,531,323	$1,491,166
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(21,182)	(23,619)	(26,057)	(28,495)	(30,933)
Tangible common equity	$1,182,380	$1,120,545	$1,108,006	$1,098,376	$1,055,781
Common shares outstanding	54,446	54,350	54,496	54,338	54,305

Book value per common share	$29.53	$28.49	$28.23	$28.18	$27.46
Tangible book value per common share	$21.72	$20.62	$20.33	$20.21	$19.44

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Tangible Common Equity to Tangible Assets. Tangible common equity to tangible assets is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity, less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For tangible common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total stockholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, in each case, exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing both total stockholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	As of
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
	(Dollars in thousands)
Tangible Common Equity
Total stockholders' equity	$1,608,014	$1,548,616	$1,538,515	$1,531,323	$1,491,166
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(21,182)	(23,619)	(26,057)	(28,495)	(30,933)
Tangible common equity	$1,182,380	$1,120,545	$1,108,006	$1,098,376	$1,055,781
Tangible Assets
Total assets	$13,042,976	$12,684,330	$12,708,396	$12,394,337	$12,346,331
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(21,182)	(23,619)	(26,057)	(28,495)	(30,933)
Tangible Assets	$12,617,342	$12,256,259	$12,277,887	$11,961,390	$11,910,946
Tangible Common Equity to Tangible Assets	9.37%	9.14%	9.02%	9.18%	8.86%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Return on Average Tangible Common Equity. Return on average tangible common equity is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) net income available for common stockholders adjusted for amortization of core deposit intangibles (which we refer to as “return”) as net income, plus amortization of core deposit intangibles, less tax benefit at the statutory rate; (b) average tangible common equity as total average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization; and (c) return (as described in clause (a)) divided by average tangible common equity (as described in clause (b)). For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

We believe that this measure is important to many investors in the marketplace who are interested in the return on common equity, exclusive of the impact of core deposit intangibles. Goodwill and core deposit intangibles have the effect of increasing total stockholders’ equity while not increasing our tangible common equity. This measure is particularly relevant to acquisitive institutions that may have higher balances in goodwill and core deposit intangibles than non-acquisitive institutions.

The following table reconciles, as of the dates set forth below, average tangible common equity to average common equity and net income available for common stockholders adjusted for amortization of core deposit intangibles, net of taxes to net income and presents our return on average tangible common equity:

	For the Quarter Ended					For the Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
	(Dollars in thousands)
Net income available for common stockholders adjusted for amortization of core deposit intangibles
Net income	$31,001	$27,202	$24,156	$3,499	$32,621	$82,359	$104,762
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,438	2,438	2,438	2,438	7,314	7,314
Less: Tax benefit at the statutory rate	512	512	512	512	512	1,536	1,536
Net income available for common stockholders adjusted for amortization of core deposit intangibles	$32,927	$29,128	$26,082	$5,425	$34,547	$88,137	$110,540

Average Tangible Common Equity
Total average stockholders' equity	$1,583,401	$1,541,609	$1,533,868	$1,510,286	$1,508,170	$1,553,070	$1,498,573
Adjustments:
Average goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Average core deposit intangibles	(22,789)	(25,218)	(27,656)	(30,093)	(32,540)	(25,212)	(34,939)
Average tangible common equity	$1,156,160	$1,111,939	$1,101,760	$1,075,741	$1,071,178	$1,123,406	$1,059,182
Return on Average Tangible Common Equity (Annualized)	11.33%	10.54%	9.52%	2.00%	12.80%	10.48%	13.95%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Operating Earnings, Pre-tax, Pre-provision Operating Earnings and performance metrics calculated using Operating Earnings and Pre-tax, Pre-provision Operating Earnings, including Diluted Operating Earnings per Share, Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Loans, Operating Return on Average Tangible Common Equity and Operating Efficiency Ratio. Operating earnings, pre-tax, pre-provision operating earnings and the performance metrics calculated using these metrics, listed below, are non-GAAP measures used by management to evaluate the Company’s financial performance. We calculate (a) operating earnings as net income plus severance payments, plus loss on sale of debt securities AFS, net, plus M&A expenses less tax impact of adjustments, plus nonrecurring tax adjustments. We calculate (b) diluted operating earnings per share as operating earnings as described in clause (a) divided by weighted average diluted shares outstanding. We calculate (c) pre-tax, pre-provision operating earnings as operating earnings as described in clause (a) plus provision for income taxes, plus provision (benefit) for credit losses and unfunded commitments. We calculate (d) pre-tax, pre-provision operating return on average assets as pre-tax, pre-provision operating earnings as described in clause (a) divided by total average assets. We calculate (e) operating return on average assets as operating earnings as described in clause (a) divided by total average assets. We calculate (f) operating return on average tangible common equity as operating earnings as described in clause (a), adjusted for the amortization of intangibles and tax benefit at the statutory rate, divided by total average tangible common equity (average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization). We calculate (g) operating efficiency ratio as noninterest expense plus adjustments to operating noninterest expense divided by noninterest income plus adjustments to operating noninterest income, plus net interest income.

We believe that these measures and the operating metrics calculated utilizing these measures are important to management and many investors in the marketplace who are interested in understanding the ongoing operating performance of the Company and provide meaningful comparisons to its peers.

The following tables reconcile, as of the dates set forth below, operating net income and pre-tax, pre-provision operating earnings and related metrics:

	For the Quarter Ended					For the Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
	(Dollars in thousands, except per share data)
Operating Earnings
Net income	$31,001	$27,202	$24,156	$3,499	$32,621	$82,359	$104,762
Plus: Severance payments[1]	1,487	613	—	—	—	2,100	1,950
Plus: Loss on sale of AFS securities, net	—	—	6,304	—	—	6,304	5,321
Plus: Equity method investment write-down	—	—	—	29,417	—	—	—
Plus: FDIC special assessment	—	134	—	768	—	134	—
Operating pre-tax income	32,488	27,949	30,460	33,684	32,621	90,897	112,033
Less: Tax impact of adjustments	307	166	1,323	2,059	—	1,796	1,544
Plus: Nonrecurring tax adjustments	—	527	—	—	—	527	—
Operating earnings	$32,181	$28,310	$29,137	$31,625	$32,621	$89,628	$110,489

Weighted average diluted shares outstanding	54,932	54,823	54,842	54,691	54,597	54,866	54,563
Diluted EPS	$0.56	$0.50	$0.44	$0.06	$0.60	$1.50	$1.92
Diluted operating EPS	$0.59	$0.52	$0.53	$0.58	$0.60	$1.63	$2.02
1 Severance payments relate to certain restructurings made during the periods disclosed.

	For the Quarter Ended					For the Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
	(Dollars in thousands)
Pre-Tax, Pre-Provision Operating Earnings
Net income	$31,001	$27,202	$24,156	$3,499	$32,621	$82,359	$104,762
Plus: Provision for income taxes	8,067	8,221	7,237	6,004	9,282	23,525	30,019
Plus: Provision for credit losses and unfunded commitments	4,000	8,250	5,959	8,000	7,718	18,209	32,471
Plus: Severance payments	1,487	613	—	—	—	2,100	1,950
Plus: Loss on sale of AFS securities, net	—	—	6,304	—	—	6,304	5,321
Plus: Equity method investment write-down	—	—	—	29,417	—	—	—
Plus: FDIC special assessment	—	134	—	768	—	134	—
Pre-tax, pre-provision operating earnings	$44,555	$44,420	$43,656	$47,688	$49,621	$132,631	$174,523

Average total assets	$12,861,918	$12,578,706	$12,336,042	$12,306,634	$12,259,062	$12,593,206	$12,274,697
Pre-tax, pre-provision operating return on average assets[1]	1.38%	1.42%	1.42%	1.54%	1.61%	1.41%	1.90%

Average loans	$9,661,774	$9,765,428	$9,563,372	$9,581,784	$9,625,005	$9,663,518	$9,594,996
Pre-tax, pre-provision operating return on average loans[1]	1.83%	1.83%	1.84%	1.97%	2.05%	1.83%	2.43%

Average total assets	$12,861,918	$12,578,706	$12,336,042	$12,306,634	$12,259,062	$12,593,206	$12,274,697
Return on average assets[1]	0.96%	0.87%	0.79%	0.11%	1.06%	0.87%	1.14%
Operating return on average assets[1]	1.00	0.91	0.95	1.02	1.06	0.95	1.20

Operating earnings adjusted for amortization of core deposit intangibles
Operating earnings	$32,181	$28,310	$29,137	$31,625	$32,621	$89,628	$110,489
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,438	2,438	2,438	2,438	7,314	7,314
Less: Tax benefit at the statutory rate	512	512	512	512	512	1,536	1,536
Operating earnings adjusted for amortization of core deposit intangibles	$34,107	$30,236	$31,063	$33,551	$34,547	$95,406	$116,267

Average Tangible Common Equity
Total average stockholders' equity	$1,583,401	$1,541,609	$1,533,868	$1,510,286	$1,508,170	$1,553,070	$1,498,573
Adjustments:
Less: Average goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Less: Average core deposit intangibles	(22,789)	(25,218)	(27,656)	(30,093)	(32,540)	(25,212)	(34,939)
Average tangible common equity	$1,156,160	$1,111,939	$1,101,760	$1,075,741	$1,071,178	$1,123,406	$1,059,182
Operating return on average tangible common equity[1]	11.74%	10.94%	11.34%	12.37%	12.80%	11.34%	14.68%

Efficiency ratio	61.94%	59.11%	62.45%	77.49%	54.49%	61.15%	50.88%
Operating efficiency ratio
Net interest income	$100,062	$96,236	$92,806	$95,533	$99,361	$289,104	$303,581
Noninterest income	13,106	10,578	6,662	(17,792)	9,674	30,346	36,897

Plus: Loss on sale of AFS securities, net	—	—	6,304	—	—	6,304	5,321
Plus: Equity method investment write-down	—	—	—	29,417	—	—	—
Operating noninterest income	13,106	10,578	12,966	11,625	9,674	36,650	42,218
Noninterest expense	70,100	63,141	62,116	60,238	59,414	195,357	173,226
Less: FDIC special assessment	—	134	—	768	—	134	—
Less: Severance payments	1,487	613	—	—	—	2,100	1,950
Operating noninterest expense	$68,613	$62,394	$62,116	$59,470	$59,414	$193,123	$171,276
Operating efficiency ratio	60.63%	58.41%	58.73%	55.50%	54.49%	59.28%	49.53%
1 Annualized ratio for quarterly metrics.